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MONTH TO MONTH TENANCY AGREEMENT

THIS TENANCY AGREEMENT dated for reference this 1st day of June, 2003

BETWEEN:

C.T. Management Corporations, as trustee for 905 West Pender Properties Ltd., having an address in care of Colliers Macaulay Nicolls Inc.,  15th Floor, 200 Granville Street, Vancouver, British Columbia, V6C 2R6;

(hereinafter called the "Landlord")

OF THE FIRST PART

AND:

Candente Resources Corp., a company registered in British Columbia, having an office at Suite 200 – 905 West Pender Street, Vancouver, British Columbia, V6C 1L6

(hereinafter called “the Tenant”)

OF THE SECOND PART

WITNESSETH THAT in consideration of the mutual covenants hereinafter set forth, the parties hereto do covenant and agree as follows:

1.

The Landlord hereby leases to the Tenant certain premises (the “Premises”) comprised of approximately three hundred (300) square feet outlined in red on the attached Schedule “A” being in a portion of Suite 210, 905 West Pender Street, Vancouver, British Columbia (the “Building”), on a month-to-month basis commencing the 1st day of June, 2003, (the “Commencement Date”).

2.

The Tenant shall pay to the Landlord in lawful money of Canada without deduction or set-off a gross rental in the amount of Three Hundred Dollars ($300.00) per month, payable in advance on the first day of each and every month commencing from the 1st day of June, 2003 at the offices of Colliers Macaulay Nicolls Inc., 15th Floor, 200 Granville Street, Vancouver, British Columbia, V6C 2R6.

3.

The Premises shall be used by the Tenant solely for the purposes of a business office.

4.

Either party may elect to terminate this tenancy by providing thirty (30) days prior written notice of its intention to do so to the other party, and the tenancy shall end on the last day of the month following the month in which notice is given.

5.

The Tenant accepts the Premises in “as is” condition.  Should the Tenant wish to carry out any alterations, the Tenant shall first obtain any applicable approvals from the local municipal authority and from the Landlord and its architects, mechanical, electrical and structural consultants, all at the Tenant’s cost.

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6.

The Tenant will pay on demand to the appropriate authority the cost of telephone and other utilities not provided by the Landlord.

7.

The Tenant shall indemnify and hold harmless the Landlord, his employees and agents from any and all claims, demands, actions and costs whatsoever that may arise out of any act or omission of the Tenant, its employees or agents, in the performance by the Tenant of this Tenancy Agreement.  Such indemnification shall survive termination of this agreement.  The Landlord shall not be liable or responsible for any bodily or personal injury or property damage of any nature whatsoever that may be suffered or sustained by the Tenant, its employees or agents in the performance of this agreement.

8.

The Tenant shall insure its operations under a contract of comprehensive or commercial general liability insurance acceptable to the Landlord.

9.

The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this agreement, save as expressly set out in this agreement and this agreement constitutes the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality executed by the Landlord and the Tenant.

IN WITNESS WHEREOF the parties have set their hands hereto as of the day and year first above written.

C.T. MANAGEMENT CORPORATION

As trustee for 905 West Pender Properties Ltd.

Authorized Signatory

Authorized Signatory

CANDENTE RESOURCES LTD.

Authorized Signatory

Authorized Signatory

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SCHEDULE “A”

TO A MONTH TO MONTH LEASE

BETWEEN:

PLAN OF PREMISES

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